Exhibit 99.2

Covad Press Contact	Covad Investor Relations
Martha Sessums	Greg Tornga
650-222-4372	408-434-2130
msessums@covad.com	investorrelations@covad.com

Kathleen Greene
408-616-6976
kgreene@covad.com

COVAD PROMOTES BRAD SONNENBERG TO GENERAL COUNSEL

Santa Clara, Calif.—June 28, 2002—Covad Communications (OTCBB: COVD), said today that Brad Sonnenberg was promoted to senior vice president and general counsel of Covad.

Sonnenberg played a leading role in reaching an agreement with Covad’s bondholders and in managing Covad’s successful restructuring that eliminated $1.4 billion in public debt. He will manage the legal department, including corporate transactional, litigation and government and external affairs, which is responsible for regulatory, legislative and other governmental advocacy and manages relationships with the Incumbent Local Exchange Carriers (ILECs.)

“Brad is a major contributor to Covad’s business strategy and will be a strong leader for the legal team,” said Charlie Hoffman, Covad president and CEO.

Sonnenberg replaces Dhruv Khanna whose future role with the company is yet to be determined. “As a founder, Dhruv contributed invaluably to the company’s inception and growth,” said Hoffman.

Sonnenberg joined Covad in 1999 and became deputy general counsel in 2000. Prior to joining Covad, he was an assistant U.S. attorney in the Major Frauds section at the U.S. Attorney’s Office in Los Angeles where he focused on prosecuting white-collar crimes. He received his law degree from the University of Chicago School of Law in 1982 and started his legal career as an associate at Debevoise & Plimpton in New York. He also served as an assistant state attorney in Miami, Florida.

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About Covad Communications

Covad is the leading national broadband service provider of high-speed Internet and network access utilizing Digital Subscriber Line (DSL) technology. It offers DSL, T1, managed security, IP and dial-up services directly through Covad and through Internet Service Providers, value-added resellers, telecommunications carriers and affinity groups to small and medium-sized businesses and home users. Covad services are currently available across the United States in 94 of the top Metropolitan Statistical Areas (MSAs). Covad’s network currently covers more than 40 million homes and business and reaches approximately 40 to 45 percent of all US homes and businesses.

Corporate headquarters is located at 3420 Central Expressway, Santa Clara, CA 95051. Telephone: 1-888-GO-COVAD. Web Site: www.covad.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

The statements contained in this press release that are not historical facts are “forward-looking statements,” including statements concerning Covad’s anticipated growth, expected court rulings, regulatory developments and the statements made by the president and CEO and the assumptions underlying such statements. Actual events or results may differ materially as a result of risks facing Covad or actual results differing from the assumptions underlying such statements. Such risks and assumptions include, but are not limited to, Covad’s ability to continue as a going concern, to continue to service and support its customers, to successfully market its services to current and new customers, to manage the consolidation of sales to a fewer number of wholesale customers, to successfully migrate end users, Covad’s ability to generate customer demand, to achieve acceptable pricing, to respond to competition, to develop and maintain strategic relationships, to manage growth, to receive timely payment from customers, to access regions and negotiate suitable interconnection agreements, all in a timely manner, at reasonable costs and on satisfactory terms and conditions, as well as regulatory, legislative, and judicial developments and the absence of an adverse result in litigation against Covad. Covad disclaims any obligation to update any information contained in any forward looking statement. All forward-looking statements are expressly qualified in their entirety by the “Risk Factors” and other cautionary statements included in Covad’s SEC Annual Report on Form 10-K for the year ended December 31, 2001 and its Report on Form 10-Q for the period ended March 31, 2002.